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                                                                     Exhibit 5.1
                                                                     -----------


                          JONES, DAY, REAVIS & POGUE
                           2300 Trammell Crow Center
                               2001 Ross Avenue
                              Dallas, Texas 75201



                               December 1, 1997

Electropharmacology, Inc.
2301 N.W. 33rd Court, Suite 102
Pompano Beach, Florida 33069

       Re: Registration on Form S-8 of 350,000 Shares of Common Stock, par value $0.01 per share, of Electropharmacology, Inc.
               -----------------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Electropharmacology, Inc., a Delaware corporation (the "Company"), in connection with the registration of 350,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") in connection with the Consulting Agreement, dated November 25, 1997 (the "Agreement"), by and between the Company and 20th Century Associates, Inc.

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Agreement against payment of the consideration therefor as provided in the Agreement and having a value not less than the par value thereof, will be validly issued, fully paid, and nonassessable.

          In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Jones, Day, Reavis & Pogue